Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts Christine Simeone Lois Paul & Partners +1 (781) 782-5773 Christine_Simeone@lpp.com	Investor Contact Annie Leschin/Vanessa Lehr StreetSmart Investor Relations +1 (415) 775-1788 annie@streetsmartir.com

Echelon Reports 2011 First Quarter Results

(SAN JOSE, CA – May 5, 2011) - Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2011.

•	Q1 Sales: $28.4 million (an increase of 56% from same quarter last year)

•	Q1 Net Loss: $9.3 million GAAP; $6.1 million non-GAAP

•	Q1 Net Loss per Share: $0.22; GAAP; $0.15 non-GAAP

“Momentum in our Utility markets drove our solid first quarter revenue results,” said Ron Sege, president and CEO of Echelon. “Recent global events as well as conditions in specific geographies have highlighted the need for a smart grid that is reliable, survivable and instantaneous – distinctive capabilities that differentiate Echelon’s energy control networking solutions. As a result, we are seeing strong demand in areas such as Europe and Russia where Echelon has excelled, as well as emerging markets including Latin America and China where we are now increasing our sales focus. Our improved execution is starting to pay dividends and in fact, based on the strength we are seeing so far this year, we now expect our 2011 revenues to grow towards the higher end of our previously guided range of 20% to 30%.”

Total revenues for the first quarter were $28.4 million, up from $18.1 million in the same period last year, a 56% growth rate. Revenues from Echelon’s Commercial products were $12.6 million in the first quarter, up from $12.3 million in the same period last year. Revenues from Echelon’s Utility products were $14.6 million for the first quarter, up from $5.5 million in the same period last year. Enel revenues were $1.2 million, compared to $362,000 in the same period last year.

Gross margin in the first quarter of 2011 was 46.3% compared with 46.2% in the first quarter of 2010. Total operating expenses for the quarter were $21.7 million compared to $19.0 million in the first quarter of 2010.

GAAP net loss for the first quarter was $9.3 million, or $0.22 cents per share, compared to a net loss of $10.6 million, or $0.26 cents per share, in the same period last year. Non-GAAP net loss for the first quarter was $6.1 million, or $0.15 cents per share, compared to $7.3 million, or $0.18 cents per share for the first quarter of 2010.

Business Outlook

Echelon offers the following guidance for the second quarter of 2011:

•	Total revenues are expected to be $42.0 million to $44.0 million, with our Utility revenues accounting for about 65%, our Commercial revenues 31%, and the remainder from Enel.

•	Non-GAAP gross margin is expected to be in the range of 45.5% to 46.0%.

•	Stock-based compensation expense is expected to be approximately $3.0 million.

•	Non-GAAP earnings per share is expected to be $0.00 to $0.02, based on a fully diluted weighted average shares outstanding of 42.3 million.

•	GAAP loss per share is expected to be between $0.05 and $0.07 for the quarter.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 p.m. Pacific/5:00 p.m. Eastern Time. To access the call, dial 866-700-6293 and enter passcode: 49931988 (callers outside the US please use 617-213-8835). An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges as well as the impact of stock-based compensation charges made in accordance with FASC 718 (formerly SFAS 123R), to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is the world’s leading open-standard energy control networking company. Echelon technologies connect more than 35 million homes, 300,000 buildings and 100 million devices to the smart grid, and help customers save 20% or more on their energy usage. With more than 20 years of experience in energy control, Echelon delivers a wide range of innovative solutions to commercial and electric utility customers. More information about Echelon can be found at http://www.echelon.com.

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Echelon, LonWorks and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding Echelon’s anticipated performance, including revenue growth rates, for the second quarter and full year of 2011 and thereafter, in particular markets and in general, and potential future growth. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon’s products and services, and in particular the risk that the Company may fail to receive projected orders for our Utility products; the risk that global economic conditions will affect our customers’ ability to receive approval for or finance Utility or Commercial-based deployments; risks relating to the ability of Echelon’s products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$8,973	$7,675
Short-term investments	51,966	56,957
Accounts receivable, net	22,466	25,102
Inventories	10,225	8,993
Deferred cost of goods sold	3,998	2,588
Other current assets	3,445	3,962

Total current assets	101,073	105,277

Property and equipment, net	30,162	31,020
Other long-term assets	9,182	9,273

	$140,417	$145,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,476	$10,399
Accrued liabilities	5,743	6,713
Current portion of lease financing obligations	1,766	1,731
Deferred revenues	12,211	9,175

Total current liabilities	29,196	28,018

Long-term liabilities	23,124	23,563

Total stockholders’ equity	88,097	93,989

	$140,417	$145,570

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Product	$27,679	$17,319
Service	703	827

Total revenues	28,382	18,146

Cost of revenues:
Cost of product (1)	14,652	9,167
Cost of service (1)	587	597

Total cost of revenues	15,239	9,764

Gross profit	13,143	8,382

Operating expenses:
Product development (1)	9,598	8,303
Sales and marketing (1)	7,242	6,497
General and administrative (1)	4,890	4,230

Total operating expenses	21,730	19,030

Loss from operations	(8,587)	(10,648)
Interest and other income (expense), net	(360)	435
Interest expense on lease financing obligations	(377)	(402)

Loss before provision for income taxes	(9,324)	(10,615)
Income tax benefit	(5)	(54)

Net loss	$(9,319)	$(10,561)

Net loss per share:
Basic	$(0.22)	$(0.26)
Diluted	$(0.22)	$(0.26)

Shares used in computing net loss per share:
Basic	41,783	41,072
Diluted	41,783	41,072

(1)	Amounts include stock-based compensation costs as follows:

Cost of product	$294	$326
Cost of service	22	30
Product development	1,006	1,122
Sales and marketing	807	815
General and administrative	1,056	939

Total stock-based compensation expenses	$3,185	$3,232

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended March 31,
	2011	2010
GAAP net loss	$(9,319)	$(10,561)
Stock-based compensation	3,185	3,232

Total non-GAAP adjustments to earnings from operations	3,185	3,232
Income tax effect of reconciling items	—	—

Non-GAAP net loss	$(6,134)	$(7,329)

Non-GAAP net loss per share:
Diluted	$(0.15)	$(0.18)
Shares used in computing net loss per share:
Diluted	41,783	41,072

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows provided by (used in) operating activities:
Net loss	$(9,319)	$(10,561)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,529	1,622
Reduction of allowance for doubtful accounts	(36)	(39)
Loss on disposal of fixed assets Reduction of (increase in) accrued investment income	8 17	4 (15)
Stock-based compensation	3,185	3,232
Change in operating assets and liabilities:
Accounts receivable	2,665	7,877
Inventories	(1,240)	(3,599)
Deferred cost of goods sold	(1,401)	752
Other current assets	850	87
Accounts payable	(1,018)	(1,295)
Accrued liabilities	(926)	2,202
Deferred revenues	3,056	(1,931)
Deferred rent	14	(27)

Net cash used in operating activities	(2,616)	(1,691)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(14,979)	(14,951)
Proceeds from maturities and sales of available-for-sale short-term investments	19,948	9,970
Change in other long-term assets	—	(8)
Capital expenditures	(594)	(464)

Net cash provided by (used in) investing activities	4,375	(5,453)

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations.	(417)	(383)
Proceeds from exercise of stock options.	118	98
Repurchase of common stock.	(508)	(633)

Net cash used in financing activities	(807)	(918)

Effect of exchange rates on cash:	346	(484)

Net increase (decrease) in cash and cash equivalents	1,298	(8,546)
Cash and cash equivalents:
Beginning of period	7,675	17,206

End of period	$8,973	$8,660